DATED 12TH APRIL 2000





                            WARDELL SECURITY LIMITED
                               (IN ADMINISTRATION)
                                                                             (1)
                      CHARLES CHRISTOPHER STEWART MACMILLAN
                                       and
                               DERMOT JUSTIN POWER
                                                                             (2)
                                       AND
                        EURO TELECOM CORPORATION LIMITED
                                                                             (3)


                                   ----------
                                    AGREEMENT
                             FOR THE SALE OF ASSETS
                                   ----------

                                    CONTENTS
                                    --------
Clause                              Heading                                 Page

1        Definitions                                                     2
2        Sale and Purchase                                               4
3        The Consideration                                               4
4        Completion                                                      5
5        Excluded Assets                                                 6
6        Continuing the Business                                         7
7        The Name                                                        8
8        Accounting for the Debts                                        8
9        Records etc                                                     9
10       Exclusion of Warranties                                         9
11       Exclusion of Personal Liability                                10
12       Employees                                                      11
13       Apportionment                                                  12
14       General                                                        12
15       Waiver                                                         13
16       Provisions to Survive Completion                               14
17       Notices                                                        14
18       Publicity                                                      15
19       Counterparts                                                   15

THIS AGREEMENT is made on 12th April 2000.


BETWEEN:


(1) WARDELL SECURITY LIMITED (No. 2439972) whose registered office is at 3rd Floor Peter House St Peter's Square Manchester Ml 5AB ("THE VENDOR") acting by the Administrators (as hereinafter defined);


(2) CHARLES CHRISTOPHER STEWART MACMILLAN and DERMOT JUSTIN POWER both of BDO Stoy Hayward CR1 Peter House St Peter's Square Manchester Ml SAB (together "the Administrators");


(3) EURO TELECOM CORPORATION LIMITED (No. 03184949) whose registered office is at Robinson Linell Embankment House Acorn Business Park Woodseats Close Sheffield South Yorkshire 58 0TB ("THE PURCHASER");


WHEREAS:


(A) By an Administration Order ("THE ADMINISTRATION ORDER") in the High Court of Justice Chancery Division Manchester District Registry dated 31st January 2000 ("THE APPOINTMENT") in proceedings, the short title and reference to the record of which is AO No. 1043 of 2000 In The Matter of Wardell Security Limited, Charles Christopher Stewart MacMillan and Dermot Justin Power ("THE ADMINISTRATORS") were appointed Joint Administrators of the Vendor.

(C) The Vendor acting by the Administrators has agreed to sell and the Purchaser has agreed to purchase the Vendor's business and certain of its assets upon the terms and subject to the conditions set out in this Agreement.


IT IS HEREBY AGREED:

         DEFINITIONS
         -----------


1.1 In this Agreement unless the context otherwise requires the following words and expressions shall have the following meanings:

         "ADMINISTRATORS' SOLICITORS" means Addleshaw Booth & Co of 100 Barbirolli Square Manchester M2 3AB (Ref OABA\KJD\101743-94);

         "ASSETS" means the Contracts and the Goodwill;

         "BUSINESS" means the business of providing security services carried on by the Vendor at the Property at the Transfer Date;

         "COMPLETION" means the completion of the sale and purchase hereby agreed;

         "CONTRACTS" means the benefit and burden of all contracts and engagements entered into and of all orders placed by or with the Vendor or the Administrators on behalf of the Vendor in relation to the Business subsisting but uncompleted on the Transfer Date insofar as the same are capable of being assigned;

         "DEBTS" means the book and other debts and monetary claims owing to the Vendor as at the Transfer Date whether or not in respect of the Business and whether or not yet due or payable or invoiced

         "EXCLUDED ASSETS" means the property rights and assets of or used by the Vendor which are not expressly sold pursuant to this Agreement including but not limited to those set out in clause 5;

         "GOODWILL" means the goodwill of the Vendor in connection with the Business comprising:

         (a) exclusive liberty for the Purchaser to represent itself as carrying on the Business in succession to the Vendor together with the non-exclusive right (so far as the Vendor may lawfully grant the same) to use the Name as a trading name;

         (b) liberty to negotiate to take up all orders and enquiries relating to the Business which have not been accepted by the Vendor as at the date hereof

         (c) liberty to use all customer lists and (in so far as not referring to the Vendor and not referring to the rights or property of any other person).

         "NAME" means the words "Wardell Security";

         "PROPERTY' means the properties situated at Bay 11 Appleton Thorn Trading Estate Warrington and Part 8th Floor North Wing Trafford House Chester Road Manchester;

         "RECORDS" means the Trading Records and the Statutory Books;

         "REGULATIONS" means the Transfer of Undertakings (Protection of Employment) Regulations 1981;

         "STATUTORY BOOKS' means the books and records which the Vendor is required to maintain under the Companies Act 1985;

         "TRADING RECORDS" means the accounts, purchase and sale records, lists of orders and other books and records of the Vendor (other than the Statutory Books) used in the carrying on of the Business;

         "TRANSFER DATE" means the time of Completion as provided in clause 4.1.

1.2 References to statutory provisions shall be deemed to include all orders, regulations, statutory instruments and similar matter made in connection therewith or pursuant thereto as well as any modification or re-enactment thereof for the time being in force and shall be deemed to include such provisions of earlier legislation (as from time to time amended) which have been re-enacted (with or without modification) or replaced (directly or indirectly) by such Act of Parliament Treaty or provision;

1.3 References to a living person shall if the context so permits extend to his personal representatives and be enforceable accordingly;

1.4      Section 61 Law of Property Act 1925 shall apply to this Agreement;

1.5 The headings herein are for ease of reference and shall not affect construction;

1.6 References to Recitals, Clauses and Schedules are to be construed as references to the recitals and clauses of, and schedules to, this Agreement.

2         SALE AND PURCHASE
          -----------------

2.1 The Vendor shall sell and the Purchaser shall purchase whatever right, title and interest (if any) the Vendor may have in the Assets subject to all liens, obligations, licences and encumbrances relating thereto on the terms and for the consideration set out in this Agreement.

3        THE CONSIDERATION
         -----------------

3.1 The aggregate consideration for the sales and purchases of the Assets shall be the sum of(pound)125,000 plus Value Added Tax (if any).

3.2 Subject to clauses 3.3, and 3.4 of this clause the Purchaser shall not pay any Value Added Tax upon the consideration referred to in clause
         3.1 the parties being of the view that this is a transaction which by virtue of paragraph 12 Value Added Tax (Special Provisions) Order 1995 SI. No.1995/1268 is not to be treated as either a supply of goods or a supply of services;

3.3 If and to the extent to which all or any of the Assets are for any reason subject to Value Added Tax then the Purchaser shall against receipt of a Value Added Tax invoice pay to the Administrators on behalf of the Vendor forthwith on demand the Value Added Tax due relative to such sale together with all interest and penalties which may be payable thereon; and

3.4 The Purchaser undertakes and warrants that it is registered or will as a result of this transaction become registerable for Value Added Tax purposes and that it intends to use the Assets to carry on with effect from the Transfer Date the same kind of business as the Business.

3.5 The Purchaser shall be solely responsible for all stamp duty payable on this Agreement or arising out of it.


4        COMPLETION
         ----------

4.1 Completion shall take place at the offices of the Administrators Solicitors immediately after exchange of this Agreement when:

         (a) the Purchaser shall pay to the Administrators on behalf of the Vendor the sum of (pound)125,000 being the monetary consideration for the sale and purchase of the Assets;

         (b) the Vendor shall leave at the Property all such items of the Assets as are transferable by delivery; and

         (c) neither the Vendor nor the Administrators shall have any obligation to the Purchaser to identify or deliver any such items of the Assets to the Purchaser or to take any positive steps whatsoever (including but not limited to seeking or obtaining any requisite consent of any person not party hereto) relating thereto to the enable the Purchaser to obtain the same.

5        EXCLUDED ASSETS
         ---------------

5.1 It is agreed and declared (for the avoidance of doubt) that any assets or items owned by or in the possession of the Vendor other than the Assets are excluded from the sale under this Agreement. In particular but without prejudice to the generality of the foregoing the following assets or items owned by or in the possession of the Vendor are amongst the Excluded Assets:

         (a) The Debts and all guarantees, indemnities, securities, rights of retention of title and liens for the same;

         (b) All deposits, prepayments, cheques, bills, notes or securities received by the Vendor or the Administrators on behalf of the Vendor on or before the Transfer Date and any cash in hand and at bank;

         (c) Any claim or potential claim under any insurance arising from any act occurring on or before the date hereof;

         (d) Any interest of the Vendor in any freehold or leasehold property;

         (e)      The Statutory Books and the Trading Records;

         (f) The interest of the Vendor in any motor vehicles or other chattel assets;

         (g) The benefit of all agreements which are not assignable or of which a purported assignment would be a breach or would constitute an event of default or termination;

(h) All investments in shares or securities of the Vendor (including shares and securities and other rights of whatsoever nature of the Vendor in subsidiaries (if any) and all moneys from time to time owing to the Vendor from such subsidiaries);

         (i)      Any interest the Vendor may have in or to any pension fund(s);

         (j)      All computer software (if any) of the Vendor;

         (k)      Any third party items;

         (l) All other items or assets of the Vendor not specifically mentioned in clause 2 of this Agreement.

6        CONTINUING THE BUSINESS
         -----------------------

6.1 The Purchaser hereby undertakes with the Vendor and the Administrators at the Purchasers expense:

6.2

         (a) to complete in a proper and workmanlike manner and meet all liabilities in connection with the Contracts and to indemnify the Vendor and the Administrators and their respective estates and effects against all, obligations, liabilities, actions, proceedings, costs, expenses, claims, demands, losses and outgoings of whatsoever nature or description arising out of or by virtue of the Contracts or of any breach or non-observance by the Purchaser of the Vendor's obligations under the Contracts or of the Purchaser's obligations under this Agreement;

         (b) To keep the Vendor and the Administrators and their respective estates and effects fully indemnified against all losses proceedings claims liabilities costs and expenses whatsoever in respect of any act omission neglect or default by the Purchaser in connection with the Property the Business or the Assets or any of them or in respect of the use of the Assets or any of them.


7        THE NAME
         --------

7.1 Without compulsion on the Vendor or the Administrators to change the name of the Vendor it is hereby agreed that neither the Vendor nor the Administrators shall object to the use by the Purchaser of the Name as or in a trading name of the Purchaser.

8        ACCOUNTING FOR THE DEBTS
         ------------------------

8.1 The Purchaser undertakes forthwith to pay over to the Administrators all monies received by it due to the Vendor or the Administrators. The Purchaser acknowledges that all such monies are received by it as trustee for the Vendor and that if for any reason it is not possible to pay any such monies direct to the Administrators then such monies shall be paid by the Purchaser into a separate bank account; and

8.2      For the avoidance of doubt the Purchaser acknowledges that:-

         (a) all monies received by the Purchaser on or after the Transfer Date which shall not have been attributed by a payer either to the Debts or the Purchaser's debts shall be attributed to the Debts; and

         (b) all moneys owing to the Vendor for goods delivered or services provided and/or invoiced to any customer of the Business on or before the Transfer Date shall continue to belong to the Vendor and the Purchaser shall not be entitled to recover from the Vendor or the Administrators any deposits or payments by customers prior to the Transfer Date.

9        RECORDS ETC
         -----------

9.1 If the Vendor shall leave any of the Records or any books, files or other documents not included in this sale in the possession of the Purchaser then the Purchaser hereby acknowledges and agrees that they are the property of the Vendor and will not be removed from the possession of the Purchaser and the Purchaser permits the Vendor and/or the Administrators and their respective servants and agents access to such Records, books, files or other documents in order to inspect deal with or remove the same.

10       EXCLUSION OF WARRANTIES
         -----------------------

10.1 The Purchaser admits that the Purchaser has inspected and made all investigations it wishes concerning the Assets and that the Purchaser enters into this Agreement solely as a result of that inspection and investigation and on the basis of the terms of this Agreement and not in reliance upon representations or warranties whether written or oral express or implied made by or on behalf of the Vendor or the Administrators or their employees or any agents or representatives thereof or any of them;

10.2 No warranty or representation on the part of the Vendor or the Administrators or their staff or any agents or representatives thereof or any of them as to the title, state, quality, quantity, description or fitness of the Assets or any of them is given or to be implied by this Agreement nor by anything said or written by or on behalf of the Vendor or the Administrators or their staff or any agents or representatives thereof or any of them either before during or subsequent to the negotiations between the parties hereto;

10.3 So far as it is permissible by law to do so any statutory or common law warranties, representations guarantees or conditions that might otherwise be implied as to the title, state, quality, quantity description or fitness of the Assets or any of them are hereby expressly excluded;

10.4 The Purchaser acknowledges that it has satisfied itself, or has had the opportunity of satisfying itself as to the accuracy of the schedules to this Agreement and that no error or omission as to the title, state, quality, quantity, description or fitness of the Assets or any of them shall invalidate this sale and purchase or be the subject of any claim by the Purchaser; and


10.5 Each of the sub-clauses hereinbefore contained shall be construed separately.

11       EXCLUSION OF PERSONAL LIABILITY
         -------------------------------

11.1 The Administrators are party to this Agreement solely for the purpose of receiving the benefit of the indemnities exclusions and other provisions in their favour herein contained. Notwithstanding that the negotiation for this Agreement may have been conducted and that the same (and/or any other agreement or document referred to herein or connected herewith) may have been executed by the Administrators (or one of them or a member of their staff) whether for and on behalf of the Vendor or otherwise it is hereby expressly agreed and declared that no personal liability under or in connection with this Agreement (or any such other agreement or document) shall fall upon the Administrators or either of them or any member of their staff nor shall any liability of the Vendor hereunder rank as an expense of the Administration;

11.2 Insofar (if at all) as the Purchaser is or becomes a creditor of the Vendor the Purchaser will not set off or attempt to set off any monies owing to it by the Vendor against all or any of the purchase price or other monies payable under the terms of this Agreement.


12       EMPLOYEES
         ---------

For the avoidance of any doubt and notwithstanding any other provision of this Agreement the Purchaser acknowledges and agrees that:

12.1 this Agreement and the transfer of the undertaking and assets of the Business effected hereby are governed by the Regulations and that the Purchaser shall be solely responsible for all claims by and liabilities to every employee referred to in clause 12.2

12.2 in accordance with the Regulations the contracts of employment of each employee of the Vendor engaged in the Business shall be automatically transferred to the Purchaser with effect at the latest from the Transfer Date

12.3 if for any reason the Regulations do not effect the automatic transfer to the Purchaser of the contract of employment of any employee of the Vendor in the Business that employee shall be deemed to have been dismissed by the Vendor at the Transfer Date and re-engaged by the Purchaser with effect therefrom and the Purchaser shall be solely responsible for all claims by and liabilities to every such employee

12.4 neither the Vendor nor the Administrators shall have under or in connection with this Agreement or any document transaction or matter referred to herein or therein any liability to the Purchaser directly or indirectly relating to:

         (a) the Vendor and/or the Administrators for any reason or at any particular time or at all not having terminated or not having been able to terminate by reason of redundancy or otherwise the contracts of employment of some or all of the Vendor's employees or former employees

         (b) the Purchaser for any reason being or becoming actually or potentially liable for any redundancy or compensatory or other contribution, benefit or other payment(s) to or in respect of any employee or former employee of the Vendor or of any other employer and/or the Purchaser being or becoming the employer of any such person

13       APPOINTMENT
         -----------

13.1 There shall be no appointments as between the Vendor, the Administrators and the Purchaser or any third party of any outgoings of any nature in respect of the Business or any of the Assets or the Property.

14       GENERAL
         -------

14.1 All payments to be made or procured and all indemnities to be afforded by the Purchaser to the Vendor or to any other person under or in connection with this Agreement shall be liable to be paid or afforded or procured to be paid or afforded without assertion of any lien equity set-off or counterclaim whatsoever by or on behalf of the Purchaser and all such payments hereunder to the Vendor shall be effected by the payment of cleared sterling funds.

14.2 It is agreed by the Purchaser that the terms and conditions of this Agreement and the exclusions and limitations herein contained are fair and reasonable in the context of a sale of the assets of a company in administration bearing in mind:

         (a) that the Purchaser agrees and acknowledges that it has entered into this Agreement on the basis that the Assets, and the respective titles thereto are sold in their present state and condition and that the Purchaser must rely and has relied upon its own opinion and professional advice in relation to the assets the said titles thereto and to the terms of this Agreement the Purchaser and its professional advisers having been given the opportunity to inspect the same; and

         (b) that the consideration payable hereunder has been agreed on the basis that it takes into account the risk to the Purchaser represented by the fact that all the parties believe the said terms and conditions, exclusions and limitations will be recognised as fully effective by the Court;

14.3 This document shall be governed by and be construed in accordance with English Law and the parties submit to the jurisdiction of the English Courts;

14.4 In the event that any clause of this Agreement shall be held to be unenforceable by any Court of Competent Jurisdiction the same shall cease to be binding on the parties but the remaining provisions of this Agreement shall continue in full force and effect;

14.5 This Agreement and the documents to be entered into pursuant to its terms together represent the entire agreement between the parties with regard to their subject matter;

14.6 It is agreed and declared by the parties hereto that this Agreement and the terms hereof are not intended expressly or impliedly to confer on any third party any rights pursuant to the provisions of the Contracts (Rights of Third Parties) Act 1999 save in relation to the Administrators' partners firm employees agents and representatives as referred to in this Agreement.


15       Waiver
         ------

15.1 No failure to exercise and no delay in exercising on the part of the Vendor or the Administrators any right power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any such right, power or privilege preclude any further or other exercise thereof or the exercise of any other right, power or privilege.

16       PROVISIONS TO SURVIVE COMPLETION
         --------------------------------

16.1 All the provisions of this Agreement shall so far as they are capable of being performed and observed remain in hill force and effect notwithstanding completion of any part of this Agreement except in respect of those matters then already performed.

17       Notice
         ------

17.1 Any notice or demand to be made hereunder shall be made in writing in the English language and may be served at the address of the relevant party shown at the commencement of this Agreement or in the case of a company at the registered office for the time being of the company to be served or to such other address in England as the person to be served may have notified in substitution for such address or registered office;


17.2 Service may be effected either by hand delivery, facsimile or by first class post. If affected by delivery by hand service shall be deemed to have taken place on delivery. If delivery by facsimile, service shall be deemed to have taken place upon transmission and if effected by first class post, service shall be deemed to have taken place at noon on the business day following posting.


17.3 In proving service by first class post, it shall be sufficient to prove that an envelope correctly addressed and duly stamped containing the item(s) to be served was duly placed into the post; and


17.4 The Vendor hereby gives notice for the purposes of clause 17.1 above that any such notice or demand to be served upon it should be sewed at the offices of the Administrators' Solicitors marked `For the immediate attention of Ged Barnes" rather than to its registered office.

18       PUBLICITY
         ---------

18.1 Save as required by law the Purchaser shall not divulge to any third party (except its professional advisers who shall also keep the same confidential) any information regarding the existence or subject matter of this Agreement without the prior written consent of the Administrators.

19       COUNTERPARTS
         ------------

19.1 This Agreement may be executed in any number of counterparts and this shall have the same effect as if the signatures on the counterparts were on a single copy of this Agreement.


AS WITNESS the hands of the parties hereto or their duly authorised agents or attorneys the day and year first before written.

SIGNED by C C S MACMILLAN
as Joint Administrative Receiver acting
without personal liability for and on behalf of WARDELL SECURITY LIMITED in the presence of:


Witness

Signature

Name

Address


Occupation


SIGNED by C C S MACMILLAN on
behalf of himself and D J POWER
in the presence of


Witness

Signature


Name

Address

Occupation